Calculation of Filing Fee Tables
S-3
LyondellBasell Industries N.V.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, par value EUR0.04 per share, of LyondellBasell Industries N.V.	457(r)				0.0001531
Fees to be Paid	2	Debt	LyondellBasell Industries N.V. Debt Securities	457(r)				0.0001531
Fees to be Paid	3	Other	Warrants of LyondellBasell Industries N.V.	457(r)				0.0001531
Fees to be Paid	4	Other	LyondellBasell Industries N.V. Guarantee of LYB International Finance B.V. Debt Securities	Other				0.0001531	$ 0.00
Fees to be Paid	5	Other	LyondellBasell Industries N.V. Guarantee of LYB International Finance II B.V. Debt Securities	Other				0.0001531	$ 0.00
Fees to be Paid	6	Other	LyondellBasell Industries N.V. Guarantee of LYB International Finance III, LLC Debt Securities	Other				0.0001531	$ 0.00
Fees to be Paid	7	Other	Units of LyondellBasell Industries N.V.	457(r)				0.0001531
Fees to be Paid	8	Debt	LYB International Finance B.V. Debt Securities	457(r)				0.0001531
Fees to be Paid	9	Other	LYB International Finance B.V. Guarantee of LyondellBasell Industries N.V. Debt Securities	Other				0.0001531	$ 0.00
Fees to be Paid	10	Other	Units of LYB International Finance B.V.	457(r)				0.0001531
Fees to be Paid	11	Debt	LYB International Finance II B.V. Debt Securities	457(r)				0.0001531
Fees to be Paid	12	Other	LYB International Finance II B.V. Guarantee of LyondellBasell Industries N.V. Debt Securities	Other				0.0001531	$ 0.00
Fees to be Paid	13	Other	Units of LYB International Finance II B.V.	457(r)				0.0001531
Fees to be Paid	14	Debt	LYB International Finance III, LLC Debt Securities	457(r)				0.0001531
Fees to be Paid	15	Other	LYB International Finance III, LLC Guarantee of LyondellBasell Industries N.V. Debt Securities	Other				0.0001531	$ 0.00
Fees to be Paid	16	Other	Units of LYB International Finance III, LLC	457(r)				0.0001531
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	1.a) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. 1.b) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees, which will be paid in advance or on a pay-as-you-go basis.

[2]	See Offering Note 1.

[3]	See Offering Note 1.

[4]	4.a) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. 4.b) Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate fee for the guarantees is payable.

[5]	See Offering Note 4.

[6]	See Offering Note 4.

[7]	7.a) An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. 7.b) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fees, which will be paid in advance or on a pay-as-you-go basis. 7.c) Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

[8]	See Offering Note 1.

[9]	See Offering Note 4.

[10]	See Offering Note 7.

[11]	See Offering Note 1.

[12]	See Offering Note 4.

[13]	See Offering Note 7.

[14]	See Offering Note 1.

[15]	See Offering Note 4.

[16]	See Offering Note 7.